                   ARTICLES SUPPLEMENTARY

                     to the Charter of

                 PANORAMA SERIES FUND, INC.

            Panorama   Series   Fund,   Inc.,   a   Maryland
corporation,  having its principal office in Baltimore City,
Maryland  (the   "Corporation")   hereby  certifies  to  the
Maryland State  Department of Assessments  and Taxation that pursuant  to the powers  granted the Board of  Directors  in
Article IV of the  Corporation's  Articles of Incorporation,
and pursuant to Sections 2-105(c),  2-208 and 2-208.1 of the
Maryland General Corporation Law ("MGCL"):

      FIRST: The Corporation has the authority,  pursuant to
the  Corporation's  Articles  Supplementary  dated  June  2,
1998,  to issue  3,700,000,000  shares of Common  Stock into various Series and classes of such Common Stock.

      SECOND:   Pursuant  to  the  authority   contained  in
Article  IV  of  the  Articles  of   Incorporation   of  the
Corporation  and  Section  2-208 of the  MGCL,  the Board of
Directors hereby  reclassifies the Shares and Service Shares of the  following  Series  of  Common  Stock,  none of which currently have any outstanding  shares,  into authorized but unissued  shares of Common Stock that are not  classified or
designated   into   any   Series:   the   LifeSpan   Capital
Appreciation  Portfolio  (consisting of  200,000,000  Shares
and  10,000,000  Service  Shares),   the  LifeSpan  Balanced
Portfolio  (consisting of 200,000,000  Shares and 10,000,000
Service  Shares),   and  the  LifeSpan   Diversified  Income
Portfolio  (consisting of 200,000,000  Shares and 10,000,000
Service Shares).

      THIRD:   Pursuant  to  the   authority   contained  in
Article  IV  of  the  Articles  of   Incorporation   of  the
Corporation  and Section 2-208 of the MGCL, and after giving effect to the  reclassification  effected in Article  SECOND of these  Articles  Supplementary,  the  Board of  Directors further  reclassifies  20,000,000  authorized  but  unissued
shares  of  Common   Stock  that  are  not   classified   or
designated  into any Series as Service Shares of Oppenheimer
International  Growth Fund/VA thereby  increasing,  pursuant to Sections  2-105(c)  and 2-208.1 of the MGCL,  the Service
Shares  class of Common Stock of  Oppenheimer  International
Growth Fund/VA from 10,000,000  Service Shares to 30,000,000
Service Shares.

      FOURTH:  Immediately  before the  increase,  the total
number  of  shares  of  the   Corporation's   Common   Stock
allocated to each series,  and each class of each series, of the  Corporation  that  the  Corporation  has  authority  to issue, and their respective par value, is as follows:

              Immediately Before the Increase
              -------------------------------

      Total  number of shares of stock of all  classes  that
the  Corporation has authority to issue  immediately  before the increase of the Service  Shares class of Common Stock of
Oppenheimer  International  Growth  Fund/VA from  10,000,000
Service Shares to 30,000,000  Service Shares is, pursuant to the Corporation's  Articles Supplementary dated June 2, 1998 and April 27, 2000,  Three  billion  seven  hundred  million
(3,700,000,000)  shares, par value $0.001 per share, with an aggregate par value of $3,700,000 as follows:

-----------------------------------------------------------------------------------
                                     Number of                      Aggregate Par
                      Number of      Shares of       Aggregate Par  Value of
                      Shares of      "Service        Value of       "Service
Series                "Share" Class  Share" Class    "Share" Class  Share" Class
                                                     per Series     per Series
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Government
Securities Portfolio     150,000,000      10,000,000      $ 150,000        $10,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Total Return
Portfolio             1,500,000,000  10,000,000      $1,500,000     $10,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Growth Portfolio         500,000,000      10,000,000      $ 500,000        $10,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Oppenheimer
International Growth
Fund/VA                  150,000,000      10,000,000      $ 150,000        $10,000
-----------------------------------------------------------------------------------

            The amount of shares  authorized but unissued of
Common  Stock  of  the   Corporation   that  have  not  been
classified   or   designated   as  shares   of  any   Series
immediately before the increase is 1,360,000,000 shares.

               Immediately After the Increase
               ------------------------------

      Total  number of shares of stock of all  classes  that
the  Corporation  has authority to issue  immediately  after the increase of the Service  Shares class of Common Stock of
Oppenheimer  International  Growth  Fund/VA from  10,000,000
Service Shares to 30,000,000  Service Shares is, pursuant to the Corporation's  Articles Supplementary dated June 2, 1998 and April 27, 2000,  Three  billion  seven  hundred  million
(3,700,000,000)  shares, par value $0.001 per share, with an aggregate par value of $3,700,000 as follows:

-----------------------------------------------------------------------------------
                                     Number of                      Aggregate Par
                      Number of      Shares of       Aggregate Par  Value of
                      Shares of      "Service        Value of       "Service
Series                "Share" Class  Share" Class    "Share" Class  Share" Class
                                                     per Series     per Series
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Government
Securities Portfolio     150,000,000      10,000,000      $ 150,000        $10,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Total Return           1,500,000,000      10,000,000     $1,500,000        $10,000
Portfolio
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Growth Portfolio         500,000,000      10,000,000      $ 500,000        $10,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Oppenheimer
International Growth
Fund/VA                  150,000,000      30,000,000      $ 150,000        $30,000
-----------------------------------------------------------------------------------

            The amount of shares  authorized but unissued of
Common  Stock  of  the   Corporation   that  have  not  been
classified   or   designated   as  shares   of  any   Series
immediately  after the increase is reduced to  1,340,000,000 shares.

      FIFTH:  The  Corporation  is registered as an open-end
investment  company  under  the  Investment  Company  Act of
1940.

      SIXTH:  All Classes of a  particular  Series of Common
Stock of the  Corporation  shall represent the same interest
in  the  Series  and  have   identical   voting,   dividend,
liquidation  and  other  rights  with any  other  shares  of
Common  Stock  of  that  Series;  provided,   however,  that
notwithstanding  anything in the charter of the  Corporation to the contrary:

      (1) Expenses  related solely to a particular  Class of
a  Series  (including,   without  limitation,   distribution
expenses   under  a  Rule  12b-1  plan  and   administrative
expenses under an administration or service agreement,  plan or other arrangement,  however designated) shall be borne by that  Class and  shall be  appropriately  reflected  (in the manner  determined  by the  Board of  Directors)  in the net asset value, dividends,  distribution and liquidation rights of the shares of that Class and as further  described in the applicable prospectus,  statement of additional information, or disclosure document applicable to such Class or Series.

      (2) As to any matter with  respect to which a separate
vote of any Class of a Series is required by the  Investment
Company  Act  or by the  Maryland  General  Corporation  Law
(including,  without  limitation,   approval  of  any  plan,
agreement  or other  arrangement  referred to in  subsection
(1) above),  such  requirement as to a separate vote by that
Class shall  apply in lieu of Single  Class  Voting,  and if permitted  by the  Investment  Company  Act or the  Maryland
General  Corporation  Law,  the  Classes  of more  than  one
Series  shall vote  together  as a single  class on any such matter  which shall have the same effect on each such Class.
As to any matter  which does not  affect the  interest  of a particular Class of a Series,  only the holders of shares of the  affected  Classes of that  Series  shall be entitled to vote.

                         * * * * *

            IN WITNESS  WHEREOF,  the Corporation has caused
these  Articles  Supplementary  to be signed in its name and on its behalf by its Vice  President  and  witnessed  by its
Assistant Secretary on April 26, 2004.

WITNESS:                                  PANORAMA SERIES
FUND, INC.

By:   /s/ Kathleen T. Ives                By:   /s/ Robert G. Zack

Name: Kathleen T. Ives                    Name: Robert G.Zack
Title: Assistant Secretary                Title: Vice President & Secretary

      THE  UNDERSIGNED,  Vice  President and  Secretary,  of
Panorama  Series Fund,  Inc.,  who executed on behalf of the
Corporation    Articles    Supplementary   of   which   this
certificate is made a part, hereby  acknowledges in the name and on  behalf of the  Corporation  the  foregoing  Articles
Supplementary  to be the  corporate  act of the  Corporation and hereby  certifies  that the  matters and facts set forth herein  with  respect  to  the  authorization  and  approval
thereof  are  true  in  all  material   respects  under  the
penalties of perjury.

                                          By:   /s/ Robert G. Zack

                                          Name:  Robert G. Zack
                                          Title: Vice President and Secretary